UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2003

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (773) 961-2222

Item 5.    Other Events and Regulation FD Disclosure.

        On October 14, 2003, Midway Games Inc., a Delaware corporation ("Midway"), entered into Amendment and Exchange Agreements with each of the holders of its outstanding shares of Series C Convertible Preferred Stock (stated value $10,000 per share) and related warrants originally issued in May 2003. Pursuant to those agreements, Midway designated 4,750 shares of Series D Convertible Preferred Stock (stated value $10,000 per share) and issued an aggregate of 3,500 shares of Series D Preferred in exchange for an equal number of shares of outstanding Series C Preferred. The holders of such shares also had the right to acquire an additional 1,250 shares of Series C Preferred which rights were exchanged for the right to acquire an additional 1,250 shares of the newly created Series D Preferred. The initial 3,500 shares of Series D Preferred are convertible into Midway common stock at the rate of $3.65 per share of common stock and the additional 1,250 shares of Series D Preferred, if issued, will be convertible into Midway common stock at the rate of $4.00 per share of common stock. The terms of the Series D Preferred are set forth in the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock filed as Exhibit 3.1 hereto.

        The warrants issued in May 2003 in connection with the original issuance of the Series C Preferred, exercisable for an aggregate of 1,141,000 shares of Midway common stock at a purchase price of $4.60 per share, were surrendered and exchanged for new warrants to purchase an aggregate of 1,141,000 shares of Midway common stock at a purchase price of $3.75 per share.

        In connection with this transaction, the holders of the warrants to purchase an aggregate of 1,050,000 shares of Midway common stock at an exercise price of $9.33 per share, which were originally issued in May 2001, waived any anti-dilution adjustment provisions under the warrants by reason of the issuance of the 9,317,886 shares of Midway common stock in the private placement described below.

        On October 14, 2003 Midway completed a private placement of 9,317,886 shares of its common stock, resulting in gross proceeds to Midway of $24.7 million. The net proceeds to Midway after payment of the transaction expenses will be approximately $23.5 million, which Midway will use for the creation and development of videogames, for working capital to finance inventory and receivables and for general corporate purposes.

        Midway has agreed to register for resale all of the shares of common stock issued or issuable under the above described transactions.

        On October 14, 2003, Midway issued a press release in connection with the above transactions, a copy of which is filed as Exhibit 99.1 hereto. As of October 14, 2003, Midway further amended and restated its existing Rights Agreement, as amended and restated on May 16, 2003 with The Bank of New York as rights agent, under which the holders of our common stock receive rights to purchase Midway's Series A Preferred Stock, par value $0.01 per share, under certain circumstances. The purpose of the amendment to the Rights Agreement is to extend rights issued under the Rights Agreement to the holders of the Series D Convertible Preferred Stock and the associated warrants.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

Exhibits	Description
3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Midway Games Inc. dated October 14, 2003.
4.1	Form of Warrants to purchase common stock of Midway Games Inc. dated October 14, 2003 issued to investors in Series D Preferred Stock.
4.2	Third Amended and Restated Rights Agreement dated as of October 14, 2003 between Midway Games Inc. and The Bank of New York, as Rights Agent.
10.1	Amendment and Exchange Agreement dated as of October 14, 2003 between Midway Games Inc. and Smithfield Fiduciary LLC.
10.2	Amendment and Exchange Agreement dated as of October 14, 2003 between Midway Games Inc. and Portside Growth and Opportunity Fund.
10.3	Amendment and Exchange Agreement dated as of October 14, 2003 between Midway Games Inc. and Lighthouse LLC.
10.4	Registration Rights Agreement dated as of October 14, 2003 by and between Midway Games Inc. and the investors in Series D Preferred Stock.
10.5	Agreement and Waiver dated October 14, 2003 between Midway Games Inc. and Neil D. Nicastro.
10.6	Securities Purchase Agreement dated as of October 14, 2003 among Midway Games Inc. and the investors listed on the Schedule of Buyers attached thereto.
99.1	Press Release of Midway Games Inc. dated October 14, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
October 15, 2003	By:	/s/ DAVID F. ZUCKER David F. Zucker Chief Executive Officer

Exhibit Index

Exhibits	Description
3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Midway Games Inc. dated October 14, 2003.
4.1	Form of Warrants to purchase common stock of Midway Games Inc. dated October 14, 2003 issued to investors in Series D Preferred Stock.
4.2	Third Amended and Restated Rights Agreement dated as of October 14, 2003 between Midway Games Inc. and The Bank of New York, as Rights Agent.
10.1	Amendment and Exchange Agreement dated as of October 14, 2003 between Midway Games Inc. and Smithfield Fiduciary LLC.
10.2	Amendment and Exchange Agreement dated as of October 14, 2003 between Midway Games Inc. and Portside Growth and Opportunity Fund.
10.3	Amendment and Exchange Agreement dated as of October 14, 2003 between Midway Games Inc. and Lighthouse LLC.
10.4	Registration Rights Agreement dated as of October 14, 2003 by and between Midway Games Inc. and the investors in Series D Preferred Stock.
10.5	Agreement and Waiver dated October 14, 2003 between Midway Games Inc. and Neil D. Nicastro.
10.6	Securities Purchase Agreement dated as of October 14, 2003 among Midway Games Inc. and the investors listed on the Schedule of Buyers attached thereto.
99.1	Press Release of Midway Games Inc. dated October 14, 2003.